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                                       SECURITIES AND EXCHANGE COMMISSION
                                             Washington, D.C. 20549


                                                    FORM T-1

                                            STATEMENT OF ELIGIBILITY
                                      UNDER THE TRUST INDENTURE ACT OF 1939
                                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                                  THE FIRST NATIONAL BANK OF CHICAGO
                         (Exact name of trustee as specified in its charter)

    A National Banking Association                      36-0899825
                                                     (I.R.S. employer
                                                    identification number)

One First National Plaza, Chicago, Illinois                 60670-0126
      (Address of principal executive offices)              (Zip Code)

                                    The First National Bank of Chicago
                                    One First National Plaza, Suite 0286
                                    Chicago, Illinois   60670-0286
                    Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
                   (Name, address and telephone number of agent for service)



                                            Masco Corporation
                        (Exact name of obligor as specified in its charter)

        Delaware                                       38-1794485
   (State or other jurisdiction of                    (I.R.S. employer
   incorporation or organization)                   identification number)

        21001 Van Born Road
        Taylor, Michigan                                   48180
  (Address of principal executive offices)              (Zip Code)


                                           Senior Debt Securities
                                       (Title of Indenture Securities)




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Item 1.         General Information.  Furnish the following
                information as to the trustee:

                (a)      Name and address of each examining or
                supervising authority to which it is subject.

                Comptroller of Currency, Washington, D.C.,
                Federal Deposit Insurance Corporation,
                Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                (b)      Whether it is authorized to exercise
                corporate trust powers.

                The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                No such affiliation exists with the trustee.


Item 16.        List of exhibits.   List below all exhibits filed as a
                part of this Statement of Eligibility.

                1. A copy of the articles of association of the trustee now in effect.*

                2. A copy of the certificates of authority of the trustee to commence business.*

                3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                4.  A copy of the existing by-laws of the trustee.*

                5.  Not Applicable.

                6.  The consent of the trustee required by
                    Section 321(b) of the Act.

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                7.  A copy of the latest report of condition of the
                    trustee published pursuant to law or the requirements of its supervising or examining authority.

                8.  Not Applicable.

                9.  Not Applicable.


        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 11th day of October, 1994.


                    The First National Bank of Chicago,
                    Trustee,

                    By      /s/ R. D. Manella
                            R. D. Manella
                            Vice President



        *Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).

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                                                    EXHIBIT 6



                                       THE CONSENT OF THE TRUSTEE REQUIRED
                                          BY SECTION 321(b) OF THE ACT


                                                         October 11, 1994



Securities and Exchange Commission
Washington, D.C.  20549


Gentlemen:

In connection with the qualification of an indenture between Masco Corporation and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              The First National Bank of Chicago

                              By:   /s/ R. D. Manella
                                    R. D. Manella
                                    Vice President



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                                   EXHIBIT 7



        A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.
















                                   5
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
Legal Title of Bank:   The First National Bank of Chicago      Page RC-1
Call Date:             6/30/94  ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Suite 0460
City, State  Zip:      Chicago, IL  60670-0460
FDIC Certificate No.:  0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.



Schedule RC--Balance Sheet

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                                                                  Dollar Amounts in                C400             <-
                                                                       Thousands         RCFD   BIL MIL THOU

ASSETS
1. Cash and balances due from depository
   institutions (from Schedule RC-A):
   a. Noninterest-bearing balances and currency
      and coin(1) . . . . . . . . . . . . . . . . . .                                    0081     2,999,432       1.a.
   b. Interest-bearing balances(2)  . . . . . . . . .                                    0071     7,408,337       1.b.
2. Securities
   a. Held-to-maturity securities
      (from Schedule RC-B, column A)  . . . . . . . .                                    1754       114,178       2.a.
   b. Available-for-sale securities
      (from Schedule RC-B, column D)  . . . . . . . .                                    1773       354,495       2.b.
3. Federal funds sold and securities purchased
   under agreements to resell in domestic offices
   of the bank and its Edge and Agreement
   subsidiaries, and in IBFs:
   a. Federal Funds sold  . . . . . . . . . . . . . .                                    0276     3,997,507       3.a.
   b. Securities purchased under agreements
      to resell . . . . . . . . . . . . . . . . . . .                                    0277       756,008       3.b.
4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income
      (from Schedule RC-C)  . . . . . . . . . . . . .      RCFD 2122 14,441,302                                   4.a.
   b. LESS: Allowance for loan and lease losses . . .      RCFD 3123    336,826                                   4.b.
   c. LESS: Allocated transfer risk reserve . . . . .      RCFD 3128          0                                   4.c.
        d. Loans and leases, net of unearned income,
      allowance, and reserve
      (item 4.a minus 4.b and 4.c)  . . . . . . . . .                                     2125   14,104,476       4.d.
5. Assets held in trading accounts  . . . . . . . . .                                     3545    9,635,521       5.
6. Premises and fixed assets
   (including capitalized leases)   . . . . . . . . .                                     2145      489,446       6.
7. Other real estate owned
   (from Schedule RC-M) . . . . . . . . . . . . . . .                                     2150       59,331       7.
8. Investments in unconsolidated subsidiaries and
   associated companies (from Schedule RC-M)  . . . .                                     2130        6,886       8.
9. Customers' liability to this bank on
   acceptances outstanding  . . . . . . . . . . . . .                                     2155      445,848       9.
10.Intangible assets (from Schedule RC-M) . . . . . .                                     2143      131,253      10.
11.Other assets (from Schedule RC-F)  . . . . . . . .                                     2160    1,283,273      11.
12.Total assets (sum of items 1 through 11) . . . . .                                     2170   41,785,991      12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.
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Legal Title of Bank:   The First National Bank of Chicag      Page RC-2
Call Date:             6/30/94  ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Suite 0460
City, State  Zip:      Chicago, IL  60670-0460
FDIC Certificate No.:  0/3/6/1/8




Schedule RC-Continued

                                                                 Dollar Amounts in
                                                                     Thousands                        Bil Mil Thou
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1). . . . . . . . . . . . . . .                        RCON 2200       14,100,202      13.a.
       (1) Noninterest-bearing(1) . . . . . . . . . . . . . . .  RCON 6631  5,795,942                                  13.a.(1)
       (2) Interest-bearing . . . . . . . . . . . . . . . . . .  RCON 6636  8,304,260                                  13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II) . . . . . . . . . . .                        RCFN 2200        9,752,314      13.b.
       (1) Noninterest bearing  . . . . . . . . . . . . . . . .  RCFN 6631    459,474                                  13.b.(1)
       (2) Interest-bearing . . . . . . . . . . . . . . . . . .  RCFN 6636  9,292,840                                  13.b.(2)
14.  Federal funds purchased and securities sold
     under agreements to repurchase in domestic
     offices of the bank and ofits Edge and Agreement
     subsidiaries, and in IBFs:
     a. Federal funds purchased . . . . . . . . . . . . . . . .                        RCFD 0278        2,766,451      14.a.
     b. Securities sold under agreements to repurchase  . . . .                        RCFD 0279          355,648      14.b.
15.  a. Demand notes issued to the U.S. Treasury  . . . . . . .                        RCON 2840          101,744      15.a.
     b. Trading Liabilities                                                            RCFD 3548        6,864,567      15.b.
16.  Other borrowed money:
     a. With original maturity of one year or less  . . . . . .                        RCFD 2332        1,955,477      16.a.
     b. With original  maturity of more than one year . . . . .                        RCFD 2333          488,023      16.b.
17.  Mortgage indebtedness and obligations under capitalized
     leases . . . . . . . . . . . . . . . . . . . . . . . . . .                        RCFD 2910          273,578      17.
18.  Bank's liability on acceptance executed and outstanding  .                        RCFD 2920          445,848      18.
19.  Subordinated notes and debentures  . . . . . . . . . . . .                        RCFD 3200        1,175,000      19.
20.  Other liabilities (from Schedule RC-G) . . . . . . . . . .                        RCFD 2930          765,341      20.
21.  Total liabilities (sum of items 13 through 20) . . . . . .                        RCFD 2948       39,044,193      21.
22.  Limited-Life preferred stock and related surplus . . . . .                        RCFD 3282            0          22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus  . . . . . .                        RCFD 3838            0          23.
24.  Common stock                                                                      RCFD 3230          200,858      24.
25.  Surplus (exclude all surplus related to preferred stock) .                        RCFD 3839        2,254,940      25.
26.  a. Undivided profits and capital reserves  . . . . . . . .                        RCFD 3632          287,009      26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities  . . . . . . . . . . . . . . . . . . . . . .                        RCFD 8434             (38)      26.b.
27.  Cumulative foreign currency translation adjustments  . . .                        RCFD 3284            (971)      27.
28.  Total equity capital (sum of items 23 through 27)  . . . .                        RCFD 3210        2,741,798      28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)  . . . . . . . . . .                        RCFD 3300       41,785,991      29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best
describes the most comprehensive level of auditing work performed for the bank         Number
by independent external auditors as of any date during 1993 . . . . . . . . . . . . .  RCFD6724 N/A                     M.1.

1 =  Independent audit of the bank conducted in accordance       4 =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank        authority)
2 =  Independent audit of the bank's parent holding company      5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing         auditors
     standards by a certified public accounting firm which       6 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company             auditors
     (but not on the bank separately)                            7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in             8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.